UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On May 1, 2008, Pope & Talbot, Inc. (the “Company”) and certain of its wholly-owned subsidiaries (collectively, the “Sellers”) received a written notice of termination of the Asset Purchase Agreement dated as of January 8, 2008 (the “Purchase Agreement”) relating to the sale of the Company’s three pulp mills located in Halsey, Oregon; Nanaimo, British Columbia; and Mackenzie, British Columbia, consisting of substantially all of the operating assets of the Company’s Pulp Products division, from the buyers under the Purchase Agreement, PT Pindo Deli Pulp and Paper Mills and its assignees, Columbia Pulp and Paper Inc. and Columbia Pulp and Paper Ltd. (together, the “Buyers”). The Company disputes the basis for and the validity of Buyers’ termination of the Purchase Agreement and believes that the Purchase Agreement remained in full force and effect following receipt of Buyers’ termination notice. In their termination letter, the Buyers indicated a willingness to engage in discussions regarding mutually acceptable alternative transactions; however, no such discussions have occurred between the parties since receipt of Buyers’ termination letter. On May 5, 2008, the Company issued a letter terminating the Purchase Agreement due to Buyers’ material breach of a representation leading to a failure to satisfy a condition to closing and the passing of the April 30, 2008 termination date, and reserving all of its rights under the Purchase Agreement and against the Buyers.

As previously disclosed, pursuant to the Purchase Agreement, Buyers had agreed to pay the Sellers $105,290,000 in cash and assume certain liabilities including approximately $15,000,000 of accrued employee vacation pay, subject to certain adjustments, including reduction for costs and expenses required to cure and reinstate material contracts being assigned to Buyer. Accounts receivable, accounts payable and finished goods inventory were excluded from the sale, and the Company had estimated that it would realize a net of approximately $100,000,000 from these working capital items. Accordingly, the value of the transaction to the Company was estimated at approximately $225,000,000.

Item 2.01.	Completion of Acquisition or Disposition of Assets

Sale of Castlegar, Grand Forks and Spearfish Sawmills

On April 30, 2008, the Company and certain of its wholly-owned subsidiaries (collectively, the “Sellers”) completed the sale of the Sellers’ sawmills located in Castlegar, British Columbia; Grand Forks, British Columbia; and Spearfish, South Dakota, and related timber tenures and cutting rights, consisting of substantially all of the operating assets of the Company’s Wood Products division other than its sawmill located in Fort St. James, British Columbia. The sale was made under the terms of an Asset Purchase Agreement dated as of November 19, 2007 (the “Purchase Agreement”) with International Forest Products Limited (“Interfor”), as amended by an Amending Agreement to Asset Purchase Agreement among the parties dated as of April 24, 2008, and a Second Amending Agreement to Asset Purchase Agreement among the parties dated as of April 29, 2008. Interfor purchased the Castlegar and Grand Forks sawmills and related timber tenures, and Neiman Enterprises, Inc., Interfor’s assignee, purchased the Spearfish sawmill and related cutting rights. Accounts receivable were excluded from the sale.

The Purchase Agreement provided for a purchase price of $69 million in cash subject to various adjustments. After adjustment for the estimated value of purchased inventories and deposits as of the closing less the amount of certain assumed liabilities including post-harvest liabilities and obligations associated with the timber tenures, the estimated total purchase price for the assets sold is $62.4 million. Of this amount, $48.9 million was paid to the Sellers at closing and the remaining $13.5 million was deposited into escrow pending final determination of the value of purchased inventory and the resolution of certain other issues relating to the purchased assets.

Sale of Midway Sawmill

On April 22, 2008, the Company and certain of its wholly-owned subsidiaries (collectively, the “Midway Sellers”) completed the sale of certain of the Midway Sellers’ assets located at their Midway, British Columbia operating location, consisting of substantially all of the real property at that location and certain related tangible property located at Midway, as well as all secured receivables under a bill of sale in favor of Midway Forest Products, ULC dated September 14, 2006. The sale was made under the terms of an Asset Purchase Agreement dated as of February 5, 2008 (the “Midway Purchase Agreement”) with Fox Lumber Sales Inc. (“Fox Lumber”). At the closing, Fox Lumber paid the Midway Sellers $750,000 in cash and assumed certain liabilities including certain environmental liabilities related to the purchased assets.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

2.1	Asset Purchase Agreement dated as of November 19, 2007 among Pope & Talbot, Inc., Pope & Talbot Ltd., Pope & Talbot Lumber Sales, Inc., P&T Spearfish Limited Partnership and P&T Factoring Limited Partnership, and International Forest Products Limited. (Incorporated herein by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on November 26, 2007 (SEC File No. 1-7852)).

2.2	Amending Agreement to Asset Purchase Agreement dated as of April 24, 2008 among Pope & Talbot, Inc., Pope & Talbot Ltd., Pope & Talbot Lumber Sales, Inc., P&T Spearfish Limited Partnership and P&T Factoring Limited Partnership, and International Forest Products Limited.

The following schedule and exhibits to the Amending Agreement to Asset Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

Amendments to Disclosure Schedule 1.01(j) Needles Foreshore Area Diagram 1.01(k) Selected Deposits 5.24(a) Profits-A-Prendre 5.24(d) Timber Rights of First Refusal

2.3	Second Amending Agreement to Asset Purchase Agreement dated as of April 29, 2008 among Pope & Talbot, Inc., Pope & Talbot Ltd., Pope & Talbot Lumber Sales, Inc., P&T Spearfish Limited Partnership and P&T Factoring Limited Partnership, and International Forest Products Limited.

The following schedule and exhibit to the Second Amending Agreement to Asset Purchase Agreement have been omitted and will be provided to the Securities and Exchange Commission upon request:

Amendments to Disclosure Schedule 1.01(j) Needles Foreshore Area Diagram

2.4	Asset Purchase Agreement dated as of February 5, 2008 among Pope & Talbot, Inc., Pope & Talbot Ltd., Pope & Talbot Lumber Sales, Inc., P&T Factoring Limited Partnership and Fox Lumber Sales Inc. (Incorporated herein by reference to Exhibit 2.1 to the Company’s Form 8-K filed with the SEC on February 19, 2008 (SEC File No. 1-7852)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 6, 2008.

POPE & TALBOT, INC.
Registrant

By	/s/ R. Neil Stuart
	Name:	R. Neil Stuart
	Title:	Vice President and Chief Financial Officer

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